Exhibit 99.1

DATE: May 5, 2011

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces First Quarter 2011 Results

Lancaster, Pa. – Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported earnings for the three months ended March 31, 2011. EIHI reported net income of $1.9 million, or $0.22 per diluted share, for the first quarter of 2011, compared to net income of $1.9 million, or $0.20 per diluted share, for the same period in 2010. EIHI’s net income from continuing operations was $1.9 million, or $0.22 per diluted share, for the first quarter of 2011 compared to net income from continuing operations of $945,000, or $0.10 per diluted share, for the same period in 2010. EIHI’s diluted book value per share and tangible diluted book value per share were $15.24 and $13.67, respectively, as of March 31, 2011 compared to $14.88 and $13.38, respectively, as of December 31, 2010.

“I am pleased to report strong results in our workers’ compensation insurance business for the first quarter of 2011,” said Michael L. Boguski, President and Chief Executive Officer. “Our combined ratio in our workers’ compensation insurance segment was 92.2 percent for the three months ended March 31, 2011, and our consolidated combined ratio was 97.8 percent. Our favorable results were driven by solid growth in workers’ compensation insurance direct written premiums, positive audit premium, strong premium renewal retention results and renewal rate increases in each of the three months for the first quarter of 2011. During the first quarter of 2011, workers’ compensation direct written premium increased 19.8 percent to $46.6 million compared to $38.9 million for 2010, driven by solid growth in all of our workers’ compensation products at all of our regional offices. The Company recorded additional audit premium of $272,000 in the first quarter of 2011 compared to return audit premium to customers of $382,000 for the same period in 2010, a difference of $654,000. Our first quarter 2011 premium renewal retention rate was 90.4 percent, compared to 88.0 percent for the same period in 2010, a difference of 2.4 percentage points. I was particularly pleased with our renewal rate increases of 3.9 percent for the first quarter of 2011 compared to renewal rate decreases of 3.0 percent for the same period in 2010, a difference of 6.9 percentage points. We have now experienced four consecutive months of renewal rate increases on our book of business, with December 2010 marking the first month of positive rate change since 2005.”

Boguski continued, “Our diluted book value per share increased to $15.24 per share during the first quarter of 2011 driven by favorable workers’ compensation insurance operating results, an

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 5, 2011

increase in after-tax accumulated other comprehensive income of $254,000 related to our investment portfolio, and share repurchases of 519,233 shares at a weighted average price of $12.58. Diluted book value per share as of March 31, 2011 represents an increase of 2.4 percent over the fourth quarter of 2010.”

Boguski concluded, “We are off to a solid start in 2011 with respect to our strategic business plan. We recently announced the opening of a Richmond, Virginia satellite office and selective agency appointments in Kentucky, New Jersey and Michigan, all of which will support the Company’s organic growth strategy. ‘ParallelPay,’ the Company’s pay-as-you-go initiative, continues to post impressive production results at favorable loss ratios. Direct written premium was $4.3 million for the first quarter of 2011 compared to $2.8 million for the same period in 2010 and direct written premium since inception of this product grew to $27.9 million.”

Net income (loss) and diluted earnings per share for the three months ended March 31, 2011 and 2010 consisted of the following (in thousands):

	2011		2010
	Net Income (Loss)	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings Per Share
Workers’ compensation insurance	$2,656	$0.31	$1,726	$0.19
Corporate and other	(776)	(0.09)	(781)	(0.09)

Income from continuing operations	1,880	0.22	945	0.10
Discontinued operations[1]	—	—	957	0.10

Net income	$1,880	$0.22	$1,902	$0.20

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended March 31, 2011 and 2010 were 8,431,455 and 9,101,722, respectively.

Consolidated highlights for the first quarter include:

•

Revenue from continuing operations for the first quarter of 2011 increased to $32.5 million compared to $27.6 million for the same period in 2010. Net premiums earned from continuing operations were $29.9 million for the first quarter of 2011 compared to $25.3 million for the same period in 2010. The increase in revenue and net premiums earned is due primarily to an increase in direct written premium production;

•

Net investment income from continuing operations was $1.0 million ($705,000 after-tax) for the three months ended March 31, 2011, compared to $1.0 million ($733,000 after-tax) for the same period in 2010;

•	The change in equity interest in limited partnerships from continuing operations increased $292,000 to income of $551,000 ($387,000 after-tax) for the three months

[1]	Discontinued operations include EIHI’s former group benefits insurance and run-off specialty reinsurance segments.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 5, 2011

ended March 31, 2011, compared to income of $259,000 ($187,000 after-tax) for the same period in 2010; and

•

Net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were $793,000 ($515,000 after-tax) for the three months ended March 31, 2011 compared to net realized investment gains, excluding the segregated portfolio cell reinsurance segment, of $247,000 ($161,000 after-tax) for the same period in 2010. Included in net realized investment gains from continuing operations, excluding the segregated portfolio cell reinsurance segment, were after-tax net realized investment gains in EIHI’s convertible bond investment portfolio of $274,000 and $57,000 for the three months ended March 31, 2011 and 2010, respectively. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss.

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $2.7 million for the first quarter of 2011, compared to $1.7 million for the first quarter of 2010. Highlights for the first quarter include:

•

Direct written premiums increased to $46.6 million for the three months ended March 31, 2011, compared to $38.9 million for the same period in 2010, an increase of 19.8 percent. Direct written premium includes premium ceded to the segregated portfolio cell reinsurance of $11.2 million and $9.7 million for the three months ended March 31, 2011 and 2010, respectively;

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the recording of additional premium to the Company which increased net premiums earned by $272,000 for the three months ended March 31, 2011 compared to return premium to policyholders which decreased net premiums earned by $382,000 for the same period in 2010;

•	The combined ratio was 92.2 percent for the first quarter of 2011, compared to 95.1 percent for the same period last year;

•

The calendar period loss and LAE ratio was 66.3 percent and 66.0 percent for the three months ended March 31, 2011 and 2010, respectively. The calendar period loss and LAE ratio was impacted by additional audit premium to the Company of $272,000 for the three months ended March 31, 2011, which decreased the 2011 loss and LAE ratio by 0.8 points compared to return audit premium to policyholders of $382,000 for the same period in 2010, which increased the 2010 loss and LAE ratio by 1.3 points. There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended March 31, 2011 and 2010; and

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 5, 2011

•

The expense ratio was 24.6 percent for the three months ended March 31, 2011 compared to 28.2 percent for the same period in 2010. The decrease in the expense ratio is due primarily to the increase in net premiums earned and prudent expense management strategies.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fifteen active programs. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Highlights for the first quarter include:

•

Direct premium assumed from the workers’ compensation insurance segment increased to $11.2 million for the three months ended March 31, 2011, compared to $9.7 million for the same period in 2010, an increase of 15.5 percent;

•

Fee-based revenue generated for EIHI’s other business segments by the segregated portfolio cell reinsurance segment was $1.7 million and $1.4 million for the three months ended March 31, 2011 and 2010, respectively; and

•	Segregated portfolio cell dividend income for programs in which EIHI has an ownership interest was $269,000 for the three months ended March 31, 2011, compared to $253,000 for the same period in 2010.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $776,000 for the three months ended March 31, 2011, compared to a net loss of $781,000 for the three months ended March 31, 2010.

Financial Condition

Total assets were $335.6 million as of March 31, 2011. Shareholders’ equity was $130.3 million as of March 31, 2011. During the first quarter of 2011, the Company repurchased 519,233 of common shares at a total cost of $6.5 million, representing a weighted average price of $12.58 per share. As of March 31, 2011, EIHI’s book value per share and diluted book value per share were $15.43 and $15.24, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 8,445,111 and 9,302,299, respectively, as of March 31, 2011. The basic book value per share calculation includes the impact of restricted stock awards of 253,175 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 857,188 common shares, which have a weighted average exercise price of $13.38.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 5, 2011

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, May 6, 2011 to review the Company’s 2011 first quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.eihi.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6789 (Domestic)

412-317-6789 (International)

866-605-3852 (Canada)

A replay of the conference call will be available through May 20, 2011, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 450214. An online archive of the webcast will be available on the Investor Relations section of www.eihi.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of March 31, 2011 and December 31, 2010 and unaudited statements of income for the three months ended March 31, 2011 and 2010.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 5, 2011

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	March 31 2011	December 31 2010
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $118,262; $124,201)	$121,104	$127,474
Convertible bonds, at estimated fair value (amortized cost, $16,278; $16,481)	18,441	18,140
Equity securities, at estimated fair value (cost, $19,785; $17,002)	24,555	20,880
Other long-term investments, at estimated fair value (cost, $10,290; $10,271)	11,986	11,435

Total investments	176,086	177,929
Cash and cash equivalents	47,596	45,855
Accrued investment income	1,143	1,195
Premiums receivable (net of allowance, $225; $225)	56,626	46,402
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	12,997	12,285
Deferred acquisition costs	9,152	7,721
Deferred income taxes, net	629	721
Federal income taxes recoverable	83	918
Intangible assets	5,909	6,163
Goodwill	10,752	10,752
Other assets	14,663	12,723

Total assets	$335,636	$322,664

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$98,766	$95,963
Unearned premium reserves	66,955	53,485
Advance premium	175	482
Accounts payable and accrued expenses	15,238	15,707
Ceded reinsurance balances payable	9,200	7,371
Segregated portfolio cell dividend payable	13,393	13,355
Policyholder dividends payable	1,633	1,590

Total liabilities	205,360	187,953

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares—20,000,000; issued—11,784,514 and 11,784,514, respectively; outstanding—8,445,111 and 8,964,344, respectively	—	—
Unearned ESOP compensation	(3,927)	(4,111)
Additional paid in capital	114,855	114,472
Treasury stock, at cost (3,339,403 and 2,820,170 shares, respectively)	(47,368)	(40,835)
Retained earnings	62,641	61,364
Accumulated other comprehensive income, net	4,075	3,821

Total shareholders’ equity	130,276	134,711

Total liabilities and shareholders’ equity	$335,636	$322,664

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 5, 2011

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2011	March 31, 2010
Revenue:
Net premiums earned	$29,877	$25,340
Net investment income	1,025	1,047
Change in equity interest in limited partnerships	551	259
Net realized investment gains (losses)	830	812
Other revenue	183	146

Total revenue	32,466	27,604

Expenses:
Losses and loss adjustment expenses incurred	19,345	17,147
Acquisition and other underwriting expenses	3,418	3,284
Other expenses	5,894	5,025
Amortization of intangible assets	254	321
Policyholder dividends	308	178
Segregated portfolio dividend expense	526	183

Total expenses	29,745	26,138

Income from continuing operations before income taxes	2,721	1,466
Income tax expense from continuing operations	841	521

Net income from continuing operations	$1,880	$945

Discontinued operations:
Income from discontinued operations	—	1,218
Income tax expense	—	261

Net income from discontinued operations	—	957

Net income	$1,880	$1,902

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	8,334,511	9,065,183
Basic EPS	$0.22	$0.10
Diluted shares outstanding	8,431,455	9,101,722
Diluted EPS	$0.22	$0.10
Earnings per share (EPS):
Basic shares outstanding	8,344,511	9,065,183
Basic EPS	$0.22	$0.20

Diluted shares outstanding	8,431,455	9,101,722
Diluted EPS	$0.22	$0.20

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 5, 2011

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Executive Vice President, Treasurer and Chief Financial Officer (717) 735-1660, kshook@eains.com